Exhibit 10.22

CHUY’S OPCO, INC.

1623 Toomey Road

Austin, Texas 78704

November 7, 2006

Goode Partners LLC

667 Madison Avenue, 21st Floor

New York, New York 10021

Ladies and Gentlemen:

1. This letter agreement (this “Advisory Agreement”) confirms our agreement that Chuy’s Opco, Inc., a Delaware corporation (the “Company”), has engaged Goode Partners LLC, a Delaware limited liability company (the “Advisor”) to provide financial advisory services to the Company upon the request of the Company from time to time on the terms and conditions set forth herein. These services are to be provided in connection with the development and implementation of the Company’s annual business plan and the Company’s ongoing business and financial matters, including operating and cash flow requirements, corporate liquidity and other ordinary and necessary corporate finance concerns (including acquisition, advisory and finance matters and any public or private offering of securities). Capitalized terms that are used herein and are not defined have the meanings set forth in that certain Asset Purchase Agreement dated as of November 7, 2006 (the “Purchase Agreement”), by and among the Company, Three Star Management, Ltd. and certain other selling parties identified on the signature pages thereto.

2. In consideration for the Advisor providing such advisory services, the Company agrees to pay the Advisor or its designee (A) a one-time transaction fee in connection with the closing of the Transactions equal to $450,000 plus the reimbursement of all reasonable out-of-pocket expenses incurred by the Advisor or its Affiliates in connection with the Transactions and (B) an annual fee of $350,000 payable until the termination of this Advisory Agreement in accordance with its terms (such annual fee, the “Advisory Fee”). The Advisory Fee will be payable quarterly in advance, with the first such payment due on the Closing Date and subsequent payments due on last business day of each third calendar month thereafter until the termination of this Advisory Agreement as set forth herein. Upon payment of any Advisory Fee to the Advisor by the Company as provided above, such Advisory Fee will be fully-earned by the Advisor and non-refundable.

3. Pursuant to the terms of the Purchase Agreement, the Company has (a) entered into Employment Agreements and Employee Letter Agreements with the individuals identified therein, (b) executed and delivered a Promissory Note payable to Three Star Management, Ltd., and (c) agreed to pay Three Star Management, Ltd., when and as due, any and all Forfeited Amounts. In the event the Company fails to make any payment as required under any of the Employment Agreements, the

Goode Partners LLC

November 7, 2006

Employee Letter Agreements, Promissory Note or the Purchase Agreement with respect to the Forfeited Amounts (each, a “Payment Default”), the Company will immediately suspend payments to the Advisor pursuant to the terms herein for a period of 181 days. In the event a Payment Default is cured at any time during such 181 day period, the Company will promptly resume payments to Advisor and will pay interest on any suspended payment at a rate of 12% per annum. In the event a Payment Default remains uncured following such 181 day period, this Advisory Agreement may be terminated by Three Star Management, Ltd. upon written notice to the Company in accordance with Section 8.1 of the Purchase Agreement. The Advisor (on behalf of itself and any of its Affiliates and persons who are entitled to indemnification or contribution pursuant to Schedule I hereto) (collectively, the “Advisor Parties”) agrees that payments on any and all liabilities and obligations of the Company to the Advisor Parties arising out of or relating to this Advisory Agreement, whether presently existing or arising in the future (the “Subordinated Obligations”) will at all times be subject, subordinate, and junior, in right of payment, to the prior payment of any and all liabilities and obligations of the Company to Three Star Management, Ltd. arising out of or relating to a Payment Default, whether presently existing or arising in the future (the “Senior Obligations”), that are due and payable at such time. Following the occurrence and during the continuation of a Payment Default, during any suspension of payments upon the occurrence of a Payment Default in accordance with the provisions of this paragraph 3, the Advisor Parties will not demand or receive from the Company (and the Company will not pay or provide to the Advisor Parties) any of the Subordinated Obligations for so long as any portion of the Senior Obligations remains outstanding. In the event that a Payment Default is cured, the Company will promptly resume payments to the Advisor parties and will pay interest on any suspended payment at a rate of 12% per annum.

4. The Advisory Fee is for financial advisory services to be rendered by the Advisor and its employees and partners and Affiliates and not for any such services to be rendered by any other person. Any additional services to be provided by the Advisor, and any additional fee therefor, will be agreed to in writing by the parties.

5. In addition, the Company agrees to reimburse the Advisor promptly upon request from time to time for all reasonable out-of-pocket expenses incurred by the Advisor in connection with the services rendered by the Advisor pursuant to its engagement hereunder.

6. The Advisor hereby acknowledges that none of the persons affiliated with the Advisor and/or designated from time to time by the holders of Class A Preferred Stock of the Company to serve as a director of the Company will be entitled to receive, and the Company will not pay, any annual fee or attendance fee for attending meetings of the board of directors of the Company other than the reimbursement of reasonable out-of-pocket expenses incurred in attending or participating in such board meetings.

7. Subject to the terms set forth herein, the Company agrees to indemnify the Advisor and certain other persons and to limit the Advisor’s liability to the Company as set forth in Schedule I hereto, which Schedule constitutes an integral part hereof.

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November 7, 2006

The Company’s agreements contained or referred to in this paragraph will survive any termination of this Advisory Agreement.

8. Except for paragraph 3, paragraph 7 and Schedule I hereto (all of which will survive termination of this Advisory Agreement), this Advisory Agreement will (A) automatically terminate when Goode Chuy’s Holdings LLC, a Delaware limited liability company and affiliate of the Advisor (“GCH”) and all of its Affiliates collectively own less than 20% of the shares of the Company’s common stock (assuming full conversion of the Class A Stock Preferred Stock of the Company held by GCH and including securities into which such shares of common stock may be converted and securities that may be issued in exchange or in substitution for such shares of common stock) owned by GCH on the Closing Date and (B) be terminable by the Advisor, at its sole election, upon five days prior written notice to the Company.

9. Nothing in this Advisory Agreement will in any way preclude the Advisor or its Affiliates (other than the Company and its employees) or their respective partners (both general and limited), members (both managing and otherwise), stockholders, officers, directors, employees, agents or representatives from engaging in or investing in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be or are in competition with the (or any) business conducted by the Company.

10. The Advisor agrees to use the same standard of care to maintain the confidentiality of the non-public information related to the Company it receives or has access to by virtue of the provision of services under this Advisory Agreement as it uses to protect its own confidential information. Notwithstanding the foregoing, the Advisor may disclose any such information to (a) its limited partners, potential limited partners, counsel, accountants and other advisors of the Advisor subject to confidentiality obligations to the Advisor and (b) the extent required by law.

11. This Advisory Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and will not be amended except in writing by the Company and the Advisor. No amendment of any provision of this Advisory Agreement shall be effective unless the same shall be in writing and signed by the Company and the Advisor. This Advisory Agreement may be executed in one or more counterparts and all of said counterparts taken together will be deemed to constitute one and the same instrument. No announcement or disclosure of this Advisory Agreement or the contents hereof shall be made by the Company without the prior written consent of the Advisor.

12. This Advisory Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company and Advisor hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the federal courts of the Southern District of New York and New York state courts sitting in New York City for any actions, suits or proceedings arising out of or relating to this Advisory Agreement and the transactions contemplated hereby (and agree not to

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November 7, 2006

commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court). The Company and advisor hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Advisory Agreement or the transactions contemplated hereby in the federal courts of the Southern District of New York and New York state courts sitting in New York City, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13. The provisions of this Advisory Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors. Subject to the next sentence, no Person other than the Company, the Advisor and their respective successors is intended to be a beneficiary of this Advisory Agreement. The Company and the Advisor acknowledge and agree that (i) any designee of the Advisor (provided that the designee is an Affiliate of the Advisor) and the respective partners (both general and limited), members (both managing and otherwise), stockholders, officers, directors, managing directors, employees, agents, representatives and affiliates of the Advisor and its designees are third party beneficiaries for purposes of Schedule I to this Advisory Agreement and (ii) Three Star Management, Ltd. is an intended third party beneficiary with the right to enforce Section 3 of this Advisory Agreement.

14. If the foregoing accurately describes our agreement with respect to the foregoing, please so indicate by signing this letter in the space indicated below and returning an executed copy to the undersigned.

[Signature page follows]

Very truly yours,

CHUY’S OPCO, INC.

By:	/s/ Sharon A. Russell
Name: Sharon A. Russell
Title: CFO & Treasurer

The foregoing is hereby agreed to and accepted:

GOODE PARTNERS LLC

By:	/s/ David J. Oddi
Name: David J. Oddi
Title: Partner

SCHEDULE I

Chuy’s Opco, Inc., a Delaware corporation (the “Company”), will indemnify and hold harmless, to the fullest extent permitted by law, Goode Partners LLC (the “Advisor”) and its partners (both general and limited), members (both managing and otherwise), stockholders, Affiliates, directors, officers, fiduciaries, employees, advisors, attorneys, representatives and agents and each of the partners, members, stockholders, Affiliates, directors, officers, fiduciaries, employees, advisors, attorneys, representatives and agents of each of the foregoing (collectively, the “Advisor Group”) from and against any and all claims, liabilities, damages, losses and expenses, including reasonable fees and expenses of counsel, arising out of or in connection with the services rendered by the Advisor or any member of the Advisor Group (including any services in connection with the closing of the Transactions) under the Advisory Agreement to which this Schedule I is attached or the engagement of the Advisor, whether or not a member of the Advisor Group is a party, whether or not resulting in liability and whether or not any such action, suit, claim, proceeding or investigation is initiated or brought by the Company. The Company will reimburse the Advisor Group for all fees and expenses, (including the reasonable fees and expenses of counsel and any and all expenses incurred investigating, preparing for or defending against any litigation commenced or threatened, or any claim, and any and all amounts paid in settlement of such action, suit, claim, proceeding, investigation or litigation) as they are incurred by the Advisor Group in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding, whether pending or threatened and whether or not the Advisor Group is a party thereto. The Company will not, however, be responsible for any claims, liabilities, damages, losses or expenses to the extent that such claims, liabilities, damages, losses or expenses are finally determined by judgment of a court of competent jurisdiction from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of the Advisor Group. The foregoing agreement will be in addition to any rights that the Advisor Group may have at common law or otherwise, including, but not limited to, any right to contribution. The provisions of this Schedule I are intended to be for the benefit of, and will be enforceable by, each member of the Advisor Group and its respective successors, heirs and representatives.

Notwithstanding anything else contained herein, the Company also agrees that the Advisor Group will have no liability to the Company in connection with the services rendered under the Advisory Agreement (whether in tort, contract or otherwise) for claims, liabilities, damages, losses, or expenses, including reasonable fees and expenses of counsel, incurred by the Company unless, and to the extent, they are finally determined by judgment of a court of competent jurisdiction to have resulted primarily from the Advisor Group’s gross negligence or willful misconduct.

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Notwithstanding anything else in this Schedule I, this Schedule I shall not affect any indemnification obligations set forth in the Purchase Agreement (as defined in the Advisory Agreement).

If indemnification is for any reason not available or insufficient to hold any member of the Advisor Group harmless, the Company agrees to contribute to the liabilities involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and the Advisor or its designee, on the other hand, with respect to the services, or if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company, on the one hand, and of the Advisor or its designee, on the other hand; provided, however, that to the extent permitted by applicable law, the Advisor Group will not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by the Advisor or its designees from the Company with respect to the services rendered in accordance with the Advisory Agreement.

If indemnification is to be sought hereunder by a member of the Advisor Group, then such member will notify the Company of the threat or commencement of any action, suit, claim, investigation or proceeding in respect thereof; provided, however, that the failure to so notify the Company will not relieve the Company from any liability that it may otherwise have to such indemnified person, except to the extent the Company shall have been materially prejudiced by such failure. Following such notification, the Company may elect in writing to assume the defense of such action or proceedings, and upon such election it will not be liable for any legal costs subsequently incurred by such member (other than reasonable costs of investigation) in connection therewith, unless (i) the Company has failed to provide counsel reasonably satisfactory to such member in a timely manner or (ii) counsel to such member reasonably determines that representation of any of such members by counsel for the Company would involve a conflict of interest or that any of such members have a separate and conflicting defense. In any litigation or proceeding, the Company will not be responsible for the fees and expenses of more than one counsel for all members of the Advisor Group claiming indemnification hereunder in any one jurisdiction, unless any of such members has a separate and conflicting defense with regard to such litigation or proceedings, as reasonably determined by the counsel for such member. The Company will not be liable for any settlement of any litigation or proceeding effected without its prior written consent, which consent will not be unreasonably withheld. Should the Company assume the defense of any action, the Company will not, without the Advisor Group’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate such action if such settlement, compromise, consent or termination imposes obligations on any member of the Advisor Group (through injunctive relief or otherwise) other than the payment of money for which such member will be fully indemnified by the Company hereunder. The Company will not permit any settlement, compromise, consent or termination to include a statement

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as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, without such indemnified party’s prior written consent.

Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a substantial portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify the Advisor in writing thereof and, if requested by the Advisor, will arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds, or the creation of an escrow, in each case in an amount and on terms and conditions satisfactory to the Advisor.

The Company acknowledges that in connection with the services provided under the Advisory Agreement, the Advisor and its designees are acting as independent contractors and not in any other capacity with duties owing solely to the Company.

The provisions of this Schedule I will apply to the services provided to the Company by the Advisor and its designee (including related activities prior to the date hereof) and any modification thereof and will remain in full force and effect regardless of the completion or termination of the Advisory Agreement. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated.

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